Exhibit 10.1

EMTEC, INC.
11 Diamond Road
Springfield, NJ 07081

August 2, 2010

DARR Westwood LLC
c/o Dinesh R. Desai
11 Diamond Road
Springfield, NJ 07081

Ladies and Gentlemen:

This letter agreement sets forth the terms under which Emtec, Inc., a Delaware corporation (“Emtec”), is to issue to DARR Westwood LLC, a Delaware limited liability company (“DARR”), a warrant to purchase up to an aggregate of 1,401,733 shares of common stock, par value $.01 per share, of Emtec (“Common Stock”).

1.           Delivery and Cancellation of Expiring Warrant. On the date of this letter agreement and as a condition precedent to the obligations of Emtec set forth in Section 2 of this letter agreement, DARR shall (a) transfer to Emtec all of its right, title and interest in and to the Common Stock Purchase Warrant dated August 5, 2005, issued by Emtec in favor of DARR (the “Expiring Warrant”), and (b) deliver to Emtec (1) warrant certificate no. 1 representing the Expiring Warrant and (2) a duly executed warrant transfer power duly endorsed to Emtec and in a form reasonably acceptable to Emtec. Upon Emtec’s receipt of the Expiring Warrant, the Expiring Warrant shall be deemed cancelled and be marked as such.

2.           Issuance and Delivery of New Warrant. On the date of this letter agreement and subject to, and effective upon, Emtec’s receipt of the Expiring Warrant in accordance with the terms of this letter agreement, Emtec shall issue and deliver to DARR a warrant in the form attached hereto as Exhibit A (the “New Warrant”) to purchase up to an aggregate of 1,401,733 shares of Common Stock (the “New Warrant Shares”) and shall, upon such issuance and delivery, register the New Warrant in the name of DARR in Emtec’s records.

3.           Lock-Up Covenant.

(a)           During the Restricted Period (as defined below), DARR shall not, unless the disinterested members of the Board of Directors of Emtec shall otherwise unanimously consent in writing, directly or indirectly, (1) effect any Transfer of (A) all or any portion of the New Warrant or DARR’s rights under the New Warrant or (B) any shares of Common Stock (including without limitation the New Warrant Shares) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by DARR or (2) publicly announce any intention to do any of the foregoing; provided, however, that the restrictions set forth in this Section 3(a) shall not apply to any Transfer of shares of Common Stock pursuant to which both (x) the transferee is an independent third party and (y) the price paid by such transferee is equal to or greater than $5.00 per share in cash. Any purported Transfer in violation of this letter agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to such shares of Common Stock.

(b)           For purposes of this letter agreement, “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.

(c)           For purposes of this letter agreement, “Restricted Period” means the period commencing on the date of this letter agreement and terminating at 5:00 p.m., New York City time on the earlier to occur of (1) August 2, 2015 and (2) the date on which both (A) the average of the daily Volume Weighted Average Price (as defined below) per share of Common Stock over the immediately preceding 45 Trading Days that at least one share of Common Stock was traded is equal to or greater than $5.00, and (B) the average daily trading volume of shares of Common Stock on the OTC Bulletin Board, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, over the 45 consecutive Trading Days (regardless of whether any shares of Common Stock were traded on any such Trading Day) immediately preceding such date is equal to or greater than 10,000.

(d)           For purposes of this letter agreement, “Trading Day” means any day on which the Common Stock may be traded on the OTC Bulletin Board, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(e)           For purposes of this letter agreement, “Transfer” means, with respect to any security, directly or indirectly, (1) the making of any sale, exchange, assignment, distribution, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in such security, options to acquire such security, or securities exchangeable or exercisable for or convertible into such security, (2) the granting of any option to sell (including without limitation any short sale), establishment of any open “put equivalent position” or liquidation or decrease of any “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act with respect thereto, (3) the creation of any other claim thereto or (4) any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession therein or thereto.

(f)           For purposes of this letter agreement, “Volume Weighted Average Price” means, for any date, the price determined by the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board or the principal securities exchange or other securities market on which the Common Stock is then being traded.

4.           Legends; Notation; Stop Transfer Instruction.

(a)           Securities Act Legend. DARR acknowledges and agrees that the certificate representing the New Warrant  and all of the certificates or book entries, as the case may be, representing the New Warrant Shares shall bear substantially the following legend reflecting the transfer restrictions under the federal and state securities laws:

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

(b)           Restrictive Transfer Legend. DARR acknowledges and agrees that the certificate representing the New Warrant and all of the certificates or book entries, as the case may be, representing shares of Common Stock (including without limitation the New Warrant Shares) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by DARR shall bear substantially the following legend reflecting the transfer restrictions contained in this letter agreement:

THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A LETTER AGREEMENT DATED AUGUST 2, 2010, BETWEEN THE COMPANY AND DARR WESTWOOD LLC, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

(c)           Termination of Legends. The requirement imposed by Section 4(a) of this letter agreement shall cease and terminate as to the New Warrant (1) when, in the opinion of counsel reasonably acceptable to Emtec, such legend is no longer required in order to assure compliance by Emtec with the Securities Act, or (2) when the New Warrant has been effectively registered under the Securities Act or transferred pursuant to Rule 144. Whenever such requirement shall cease and terminate as to the New Warrant, DARR shall be entitled to receive from Emtec, without expense, a new certificate representing the New Warrant which does not bear the legend set forth in Section 4(a) hereof.

(d)           Notation; Stop Transfer Instruction. A notation will be made in the appropriate transfer records of Emtec with respect to the transfer restrictions referred to in this letter agreement. Emtec may instruct any transfer agent not to register the Transfer of the New Warrant or any shares of Common Stock (including without limitation the New Warrant Shares) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by DARR, until the conditions specified in this letter agreement are satisfied.

5.           Listing Rights. In the event that Emtec causes its Common Stock to become listed on a national securities exchange, Emtec shall also list and maintain the listing of the New Warrant Shares on such national securities exchange.

6.           Notice of Corporate Action. If at any time prior to the date on which the New Warrant has been exercised in full:

(a)           Emtec shall take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution; or

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(b)           there shall be any capital reorganization of Emtec, any reclassification or recapitalization of the capital stock of Emtec or any consolidation or merger of Emtec with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Emtec to, another corporation; or

(c)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of Emtec;

then, in each such case, Emtec shall give to DARR: (i) at least 10 days’ prior notice of the date on which a record date shall be selected for such dividend or distribution, or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up; and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior notice of the date. Such notice in accordance with the foregoing clause also shall specify (A) the date on which any such record is to be taken for the purpose of such dividend or distribution, the date on which the holders of Common Stock shall be entitled to any such dividend or distribution, and the amount and character thereof, and (B) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which DARR shall be entitled to exchange the New Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Failure to provide any notice required by this Section 6 or any defect in such notice shall not affect the validity of the subject dividend, distribution, reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up. DARR acknowledges and agrees that Emtec shall not be required to comply with its notice obligations under this Section 6 unless and until, if requested by Emtec, DARR executes and delivers a confidentiality agreement with Emtec in form and substance reasonably acceptable to Emtec.

7.           Representations and Warranties of Emtec. Emtec hereby represents and warrants to DARR as of the date of this letter agreement as follows:

(a)           Organization and Authority. Emtec has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and assets and conduct its business as currently conducted.

(b)           Authorization and Enforceability. Emtec has the requisite power and authority to enter into this letter agreement and the New Warrant and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this letter agreement and the New Warrant by Emtec and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Emtec, and no other actions or proceedings on the part of Emtec are necessary to authorize the consummation of the transactions contemplated hereby and thereby. This letter agreement and the New Warrant have been duly and validly executed and delivered by Emtec and constitute legal, valid and binding obligations of Emtec, enforceable against Emtec in accordance with its terms.

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(c)           Validity of Issuance. Emtec has duly and validly authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the New Warrant, and the New Warrant Shares, when issued in accordance with the terms of the New Warrant (assuming payment of the exercise price is made in accordance with the terms of the New Warrant) will, upon such exercise and issuance, be validly issued, fully paid and non-assessable.

8.           Representations and Warranties of DARR. DARR hereby represents and warrants to Emtec as of the date of this letter agreement as follows:

(a)           Organization and Authority. DARR has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and assets and conduct its business as currently conducted.

(b)           Authorization and Enforceability. DARR has the requisite power and authority to enter into this letter agreement and to carry out its obligations hereunder. The execution, delivery and performance of this letter agreement by DARR and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of DARR, and no other actions or proceedings on the part of DARR are necessary to authorize the consummation of the transactions contemplated hereby. This letter agreement has been duly and validly executed and delivered by DARR and constitutes a legal, valid and binding obligation of DARR, enforceable against DARR in accordance with its terms.

(c)           Ownership of Expiring Warrant. DARR has good and valid title to the Expiring Warrant, free and clear of all liens, restrictions, charges or other encumbrances. When the Expiring Warrant is accepted for exchange pursuant to this letter agreement, Emtec will acquire good and valid title thereto, free and clear of all liens, restrictions, charges or other encumbrances.

(d)           Ownership of Common Stock. DARR is the owner of 7,022,488 shares of Common Stock, all of which are subject to Section 3 of this letter agreement.

(e)           Purchase for Investment. DARR acknowledges that neither the New Warrant nor any of the New Warrant Shares have been registered under the Securities Act, or under any state securities laws. DARR (1) further acknowledges that it is acquiring the New Warrant and the New Warrant Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention or view to distribute the New Warrant or any of the New Warrant Shares to any person in violation of the Securities Act, (2) will not sell or otherwise dispose of the New Warrant or any of the New Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and in accordance with the provisions of this letter agreement, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the New Warrant and the New Warrant Shares and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of Emtec that it considers sufficient and reasonable for purposes of its making its investment in the New Warrant and the New Warrant Shares, and (4) is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

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9.           Miscellaneous.

(a)           Further Assurances. Each party hereto agrees to cooperate reasonably with the other party hereto at all times from and after the date of this letter agreement with respect to all of the matters described herein, and to execute and deliver such instruments and other documents and to take such other actions, as may be reasonably requested by the other party hereto for the purpose of carrying out or evidencing any of the transactions contemplated by this letter agreement.

(b)           Tax Matters. The parties hereto affirm and agree that the issuance and delivery of the New Warrant is not intended to be compensatory in any manner whatsoever. The exchange of the New Warrant for the Expiring Warrant is intended to be treated under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, as a recapitalization.

(c)           Complete Agreement. This letter agreement constitutes the sole understanding of the parties hereto and supersedes all prior agreements and understandings among the parties hereto, with respect to the subject matter of this letter agreement.

(d)           Severability. If any court of competent jurisdiction holds any provision of this letter agreement to be invalid or unenforceable, the other provisions of this letter agreement will remain in full force and effect. Any provision of this letter agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(e)           Successors and Assigns. This letter agreement will apply to, be binding in all respects upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, except that neither party may assign any of its rights or delegate any of its obligations under this letter agreement without the prior written consent of the other party hereto.

(f)           No Third Party Rights. Nothing referred to in this letter agreement is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this letter agreement or any provision of this letter agreement, except such rights as will inure to a successor or permitted assign pursuant to Section 9(e) of this letter agreement.

(g)           Modification and Waiver. This letter agreement may not be amended, supplemented or otherwise modified except by a written agreement signed by each party hereto; provided, however, that any provision of this letter agreement may be waived in writing at any time by the party hereto entitled to the benefits of such waived provision. No waiver of any provision of this letter agreement will constitute a waiver of any other provision of this letter agreement (whether or not similar), and no delay on the part of any party hereto in exercising any right, power or privilege under this letter agreement will operate as a waiver of such right, power or privilege.

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(h)           Applicable Law. This letter agreement is governed by, and to be construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

(i)           Waiver of Jury Trial. EACH PARTY TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)           Headings. The headings contained in this letter agreement are for convenience only and are not to be deemed to constitute part of this letter agreement or to affect the construction or interpretation of any provision of this letter agreement.

(k)           Counterparts. The parties hereto may execute this letter agreement in counterparts, all of which are to be considered one and the same agreement and will become effective when each party hereto has signed a counterpart and delivered such counterpart to the other party hereto, with it being understood that all parties hereto need not sign the same counterpart. For purposes of this letter agreement, facsimile signatures are to be deemed originals, and the parties hereto agree to exchange original signatures as promptly as possible.

[SIGNATURE PAGE FOLLOWS]

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If this letter agreement correctly reflects the terms agreed by Emtec and DARR, please sign a copy of this letter agreement in the space provided below.

Sincerely,

EMTEC, INC.

By:         /s/ Gregory P. Chandler
Name:    Gregory P. Chandler
Title:      Chief Financial Officer

Agreed to as of August 2, 2010:

DARR WESTWOOD LLC

By:       /s/ Dinesh R. Desai
Name:    Dinesh R. Desai
Title:      Sole Member

Exhibit A

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A LETTER AGREEMENT DATED AUGUST 2, 2010, BETWEEN THE COMPANY AND DARR WESTWOOD LLC, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

COMMON STOCK PURCHASE WARRANT
OF

EMTEC, INC.

No. 3

1.           Grant; Exercise.

1.1.           Grant. Emtec, Inc., a Delaware corporation (the “Company”), for value received, hereby grants to DARR Westwood LLC (“Holder”) under the terms herein the right to purchase an aggregate of 1,401,733 fully paid and non-assessable shares of the Company’s common stock (“Common Stock”), par value $.01 per share, as such number may be adjusted as provided herein (such shares purchased upon exercise of this Warrant being the “Warrant Shares”), at a per share exercise price equal to the Exercise Price (as defined below).  The aggregate number of Warrant Shares which may be purchased pursuant to this Warrant is referred to herein as the “Aggregate Number.”

1.2.           Exercise Period. This Warrant shall terminate and become void as of 5:00 p.m., New York City time, on August 2, 2015 (the “Expiration Date”). This Warrant may be exercised by the Holder at any time and from time to time, commencing on the date of the original issuance of this Warrant up to and including the Expiration Date.

1.3.           Exercise Price. The per share exercise price of this Warrant is $2.11, as such price may be adjusted as provided herein (the “Exercise Price”).

1.4.           Exercise Procedure. To exercise this Warrant, the Holder hereof must surrender this Warrant at the office of the Company, at 11 Diamond Road, Springfield, NJ 07081, Attention: Secretary, or such other address as the Company may specify by written notice to the Holder hereof, together with a completed exercise subscription form in the form attached hereto as Exhibit A duly executed by the Holder hereof and with any required payment in full of the Exercise Price then in effect for the Warrant Shares, as to which this Warrant is submitted for exercise, all subject to the terms and conditions hereof. Any such payment of the Exercise Price shall be in cash (except as provided in Section 1.5 hereof), payable to the order of the Company, by bank check or wire transfer of an amount equal to the applicable Exercise Price.

1.5.           Net Issue Exercise.

(a)           In lieu of paying the Exercise Price in cash, the Holder may elect to pay the Exercise Price with Warrant Shares by surrender of this Warrant at the office of the Company, at 11 Diamond Road, Springfield, NJ 07081, Attention: Secretary, or such other address as the Company may specify by written notice to the Holder hereof, together with a completed form of net issue exercise in the form attached hereto as Exhibit B duly executed by the Holder hereof, in which event the Company shall issue to the Holder that number of Warrant Shares computed using the following formula:

X =	Y (A – B)
A

Where:

X	is the number of Warrant Shares to be issued to Holder pursuant to this Section 1.5;

Y	is the number of Warrant Shares as to which Holder is exercising this Warrant;

A	is the Fair Market Value Price (as hereinafter defined) of the Company’s Common Stock in effect under this Warrant as of the date of exercise of this Warrant; and

B	is the Exercise Price in effect under this Warrant as of the date of exercise of this Warrant.

(b)           As used herein, the “Fair Market Value Price” of the Company’s Common Stock shall be the average of the closing prices per share of the Company’s Common Stock as reported by the average of the closing bid and asked prices quoted on the OTC Bulletin Board or on the principal securities exchange or other securities market on which the Company’s Common Stock is then traded for the ten (10) trading days immediately prior to the date of determination of such price. If the Company’s Common Stock is not traded on the OTC Bulletin Board (or on such an exchange or market), the “Fair Market Value Price” of the Company’s Common Stock shall be the price per share as determined in good faith by the Company’s Board of Directors.

1.6.           Partial Exercise. This Warrant may be exercised for less than the aggregate number of Warrant Shares, in which case the number of Warrant Shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company, at its expense shall forthwith issue to the Holder hereof a new Warrant or Warrants of like tenor calling for the number of remaining Warrant Shares as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or its nominee (upon payment by such holder of any applicable transfer taxes).

1.7.           Expenses in Connection with Exercise. The Company shall pay all taxes and other governmental charges that may be imposed on the Company or on the Warrant or on the Warrant Shares or any other securities deliverable upon exercise of the Warrant. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of the Company’s Common Stock or other securities underlying the Warrant or payment of cash to any person other than the Holder of the Warrant surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

2.           Issuance; Adjustments.

2.1.           Stock Fully Paid; Reservation of Shares. All of the Company’s Common Stock issuable upon the exercise of the rights represented by this Warrant shall, upon issuance and receipt of the applicable Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the full exercise of the Warrant Shares represented by this Warrant. The Company hereby agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the proper certificates for the Company’s Common Stock upon the full or each partial exercise of this Warrant.

2.2.           Fractional Interest. The Company may, but shall not be required to, issue fractional shares of the Company’s Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of the Company’s Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of the Company’s Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of the Company’s Common Stock would be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, in lieu thereof, pay an amount in cash calculated by it to be equal to the then current market value per share of the Company’s Common Stock (as determined by the Board of Directors) multiplied by such fraction computed to the nearest whole cent; provided, however, that in the event the Company is unable or is not permitted under applicable law or under any applicable financing agreements to pay such amount in cash, the Company shall issue fractional shares rounded to the nearest one one-hundredth (1/100) of a share.

2.3           Recapitalization or Reclassification. If the Company shall at any time effect a stock split, payment of stock dividend, recapitalization, reclassification or other similar transaction of such character that the shares of the Company’s Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of Warrant Shares which Holder shall be entitled to purchase upon exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of the Company’s Common Stock by reason of such stock split, payment of stock dividend, recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give the Holder the same notice it provides to holders of the Company’s Common Stock of any transaction described in this Section 2.3.

2.4           Adjustments to Exercise Price and Aggregate Number for Diluting Issuances.  Under certain conditions, the Exercise Price and Aggregate Number are subject to adjustment as set forth in this Section 2.4.

(a)           Adjustment upon Issuance of Additional Shares of Common Stock.  In the event the Company shall at any time after the date hereof issue Additional Shares of Common Stock (as defined below) (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.4(c)) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issuance, then the Exercise Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

EP2 = EP1 x (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)           “EP2” shall mean the Exercise Price in effect immediately after such issuance of Additional Shares of Common Stock;

(ii)           “EP1” shall mean the Exercise Price in effect immediately prior to such issuance of Additional Shares of Common Stock;

(iii)           “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefore) immediately prior to such issuance);

(iv)           “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issuance by EP1); and

(v)           “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(b)           Definitions.

(i)           For purposes of this Section 2.4, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 2.4(c), deemed to be issued) by the Company after the date hereof, other than the following shares of Common Stock (collectively, “Exempted Securities”):

(A)             Shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution with respect to the Common Stock.

(B)             Shares of Common Stock or Options issued pursuant to the Company’s 2006 Stock-Based Incentive Compensation Plan, as amended; or

(C)             Shares of Common Stock or Convertible Securities actually issued upon the exercise of Options outstanding as of the date hereof or permitted hereby without adjustment to the Exercise Price or Common Stock actually issued upon the exercise, conversion or exchange of all or any portion of this Warrant or of any Convertible Securities outstanding as of the date hereof or permitted hereby without adjustment to the Exercise Price, in each case provided such issuance is pursuant to the terms of such Option, Warrant or Convertible Security.

(ii)           For purposes of this Section 2.4, “Convertible Securities” shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, excluding Options.

(iii)           For purposes of this Section 2.4, “Option” shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(c)           Deemed Issue of Additional Shares of Common Stock.

(i)           If the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall subject to Section 2.4(b) be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii)           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 2.4(a), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (A) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (B) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issuance of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (ii) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (x) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (y) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iii)           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 2.4(a) (either because the consideration per share (determined pursuant to Section 2.4(d)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the date hereof), are revised after the date hereof as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv)           Upon the expiration or termination of any unexercised, unconverted or unexchanged Option or Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 2.4(a), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(v)           If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Exercise Price provided for in this Section 2.4(c) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section 2.4(c)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Exercise Price that would result under the terms of this Section 2.4(c) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made.

(d)           Determination of Consideration.  For purposes of this Section 2.4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i)           Cash and Property: Such consideration shall:

(A)           insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(B)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

(C)           in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Company.

(ii)           Options and Convertible Securities.  The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4(c) relating to Options and Convertible Securities shall be determined by dividing:

(A)           the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise, conversion or exchange of such Options or Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the exercise, conversion or exchange of such Convertible Securities, by

(B)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such of Options or Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the exercise, conversion or exchange of such Convertible Securities.

(iii)           Services Rendered.  For the avoidance of doubt, Additional Shares of Common Stock issued solely in exchange for past or future services to the Company shall be considered to have been issued without consideration for purposes of this Section 2.4.

(e)           No Adjustment of Exercise Price.  Notwithstanding anything contained herein, no adjustment in the Exercise Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from Holder that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(f)           Adjustment of Aggregate Number.  Upon each adjustment of the Exercise Price pursuant to this Section 2.4, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares equal to an Aggregate Number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the Aggregate Number purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

(g)           Notice of Proposed Actions.  In case the Company shall propose to effect any action which would require an adjustment under this Section 2.4, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which such transaction or other action is expected to take place, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given at least ten (10) days prior to the earlier of the date of the taking of such proposed action.

3.           Other Provisions Relating to the Rights of the Holder of this Warrant.

3.1.           No Voting Rights. Prior to the exercise of the Warrant, no Holder of this Warrant, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

3.2.           Right of Action and Remedies. All rights of action in respect of this Warrant are vested in the Holder of the Warrant, and any Holder of the Warrant or the Holder of any other Warrant, may, in such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise, exchange or tender for purchase such Holder’s Warrant in the manner provided herein. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

3.3.           Surrender of Warrant. A Warrant surrendered for exercise or redemption shall, if surrendered to the Company shall be promptly canceled by the Company and shall not be reissued by the Company. The Company shall destroy such each canceled Warrant.

3.4.           Mutilated, Destroyed, Lost and Stolen Warrants.

(a)           If (i) a mutilated Warrant is surrendered to the Company or (ii) the Company receives evidence to its reasonable satisfaction of the destruction, loss or theft of the Warrant, and there is delivered to the Company such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Warrant has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant or in lieu of any such destroyed, lost or stolen Warrant, a new Warrant of like tenor and for a like aggregate number of Warrant Shares.

(b)           Upon the issuance of any new Warrant under this Section 3.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Company and of counsel to the Company) in connection therewith.

(c)           A new Warrant executed and delivered pursuant to this Section 3.4 in lieu of any destroyed, lost or stolen Warrant shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant equally and proportionately with any and all other Warrants duly executed and delivered hereunder.

(d)           The provisions of this Section 3.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrants.

4.           Miscellaneous.

4.1.           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, and shall be effective upon receipt, if delivered personally, telecopied (which is confirmed), sent by registered or certified mail (return receipt requested), or sent by overnight courier (providing proof of delivery) to the Holder at such Holder’s address or facsimile number listed on the register of the Company and to the Company as follows (or at such other address for a party as shall be specified by like notice):

Emtec, Inc.
11 Diamond Road
Springfield, NJ 07081
Attn: Secretary
Facsimile: (973) 376-8846

4.2.           Persons Benefiting. This Warrant shall be binding upon and inure to the benefit of the Company, and its respective successors and assigns, and the Holder, from time to time, of the Warrant. Nothing in this Warrant is intended or shall be construed to confer upon any Person, other than the Company, and the Holder of the Warrant any right, remedy or claim under or by reason of this Warrant or any part hereof.

 4.3.           Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

 4.4.           Headings. The descriptive headings of the several Sections of this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

 4.5.           Amendments. The Company shall not, without the prior written consent of the Holder of the Warrant, by supplemental agreement or otherwise, make any changes, modifications or amendments to this Warrant.

 4.6.           Applicable Law. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS AND INSTRUMENTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

 4.7.           Waiver of Jury Trial. EACH PARTY TO THIS WARRANT, AND EACH HOLDER BY ACCEPTANCE OF THE WARRANT, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

This Warrant shall not be valid for any purpose until it shall have been signed by the Company.

Dated: August 2, 2010

EMTEC, INC.

By:      _________________________
Name:     Gregory P. Chandler
Title:       Chief Financial Officer

ACCEPTED AS OF THE DATE HEREOF:

HOLDER

DARR WESTWOOD LLC

By:      _________________________
Name:     Dinesh R. Desai
Title:       Sole Member

Exhibit A

[To be signed only upon exercise of Warrant]

EXERCISE SUBSCRIPTION FORM

To:	Emtec, Inc.
11 Diamond Road
Springfield, NJ 07081
Attn: Secretary

The undersigned, the holder of the enclosed Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      shares of common stock, par value $.01 per share, of Emtec, Inc. (“Common Stock”), and herewith makes payment of $                     therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to                     , whose address is                     .

Dated: _____________________	________________________________

By:______________________________

Address:

________________________________

________________________________

Exhibit B

[To be signed only upon exercise of Warrant]

FORM OF NET ISSUE EXERCISE

To:	Emtec, Inc.
11 Diamond Road
Springfield, NJ 07081
Attn: Secretary

The undersigned, the holder of the enclosed Warrant number             , hereby irrevocably elects to exercise, pursuant to Section 1.5 (Net Issue Exercise) thereof, the purchase right represented by such Warrant for, and to purchase thereunder,                      shares of common stock, par value $.01 per share, of Emtec, Inc. (“Common Stock”), and requests that the certificates for such shares be issued in the name of, and be delivered to                     , whose address is                     .

Dated: _____________________	________________________________

By:______________________________

Address:

________________________________

________________________________